UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 01, 2013

Syntroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34490	73-1565725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5416 S. Yale Avenue, Suite 400, Tulsa, Oklahoma	74135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-592-7900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.*

On March 1, 2013 Syntroleum Corporation completed the sale of its two barrel per day pilot scale facility utilized for converting natural gas into liquid products utilizing a Fischer-Tropsch conversion process to SASOL (USA) Corporation. The purchase price was $5,798,173.

In 2008, Sasol and Syntroleum entered into agreements under which Sasol leased the Tulsa Pilot Plant and Syntroleum supplied technical, engineering and operational support service for the facility. The Tulsa Pilot plant has been in operation since that time. Syntroleum will continue to provide services to Sasol under a personnel services agreement.

*	This Form 8-K is also filed under Item 1.01 (Entry into a Material Definitive Agreement).

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

2.1 Purchase and Sale Agreement between Syntroleum and Sasol (USA) Corporation dated March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syntroleum Corporation

March 6, 2013	By:	/s/ Karen L Power
Name: Karen L Power
Title: Sr. Vice President/Principal Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement between Syntroleum and Sasol (USA) Corporation dated March 1, 2013.